Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59687) pertaining to the IMC-Agrico MP, Inc. Profit Sharing and Savings Plan of our report dated May 7, 1999, with respect to the financial statements of the IMC-Agrico MP, Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                             /s/ Ernst & Young
Chicago, Illinois                            Ernst & Young LLP
June 26, 2000